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                 SECURITIES AND EXCHANGE COMMISSION

                       Washington, D.C.  20549
                       _______________________

                              FORM 8-K

                           CURRENT REPORT

               PURSUANT TO SECTION 13 OR 15 (d) OF THE

                   SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)   February 7, 1997
(February 6, 1997)


            ROLLINS ENVIRONMENTAL SERVICES, INC.
       (Exact name of registrant as specified in its charter)



                           Delaware
     (State or other jurisdiction or incorporation)

  1-8368                                 51-0228924
(Commission File No.)         (I.R.S. Employer Identification No.)

          ONE ROLLINS PLAZA, WILMINGTON, DELAWARE       19803
      (Address of principal executive offices)     (Zip Code)



Registrant's telephone number, including area code:(302) 426-2700

FORM 8-K                                                  Page 2 of 6

ITEM 5.   OTHER EVENTS

     On February 6, 1997, Rollins Environmental Services, Inc. ("Rollins") entered into a stock purchase agreement (the "Agreement") with Laidlaw Inc. ("Laidlaw"), among others, which provides for the sale to Rollins of 100% of the outstanding stock of the United States and Canadian subsidiaries (the "Acquired Subsidiaries") conducting the hazardous and industrial waste operations of Laidlaw (the "Acquisition").

     Through the Acquired Subsidiaries, Laidlaw provides hazardous and industrial waste services from 88 service locations in 26 states and seven Canadian provinces. The Company operates 12 landfills, 10 in the United States and 2 in Canada, and a land treatment facility for non-hazardous industrial wastes in Louisiana. It also operates 3 hazardous waste liquid injection incinerators, one in each of South Carolina, Ontario and Quebec, a hazardous liquids and solids waste incinerator in Utah, 3 hazardous and 3 non-hazardous waste water treatment plants, 10 facilities which offer solvent recycling services, 6 facilities which offer PCB treatment services and 29 service centres, or transfer stations, for hazardous waste collection and transfer. It also provides specialized transportation services and site remediation, emergency, technical and analytical services.

     The Acquisition has been approved by the Board of Directors of both Rollins and Laidlaw, and is expected to be consummated in April 1997.

     The following provides a description of certain terms of the Acquisition and is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit (c) 2.1 to this Form 8-K.

Description of the Agreement.

     Under the terms of the Agreement, Laidlaw will receive consideration (the "Consideration") consisting of: (i) Four Hundred Million Dollars ($400,000,000) in Cash less certain indebtedness of the Acquired Subsidiaries (the "Cash Consideration"), (ii) One Hundred Twenty Million (120,000,000) shares of the common stock (the "Common Stock"), par value $1.00 per share, of Rollins (the "Stock Consideration") and (iii) Three Hundred Fifty Million Dollars ($350,000,000) principal amount of Rollins' 5% twelve (12) year Subordinated, Convertible, Pay-In-Kind Debentures (the "Debentures"). The Consideration was determined through extensive negotiations between Rollins and Laidlaw.

     The source of approximately $343,000,000 of the Cash Consideration will be a bank credit facility in the aggregate amount of Six Hundred Fifty Million Dollars ($650,000,000) (the "Credit Facility") pursuant to a financing commitment letter entered into between Toronto Dominion Bank and Laidlaw, and made assignable to Rollins. The remainder of the Cash Consideration consists of indebtedness which will remain with the Acquired Subsidiaries.
FORM 8-K                                                  Page 3 of 6

     Pursuant to the Agreement, Laidlaw will make certain representations and warranties to Rollins and Rollins will make certain representations and warranties to Laidlaw. The Agreement provides that Laidlaw will indemnify Rollins and Rollins will indemnify Laidlaw for any breaches of the representations and warranties made by the indemnifying party. Claims for indemnification are limited by certain threshold levels for such claims and survival periods for the representations and warranties to which such claims relate. Laidlaw will also indemnify Rollins for all income taxes attributable to any period ending on or before Closing.

     Under the Agreement, the obligations of Laidlaw and Rollins to close the Acquisition are conditioned upon, among other things: (i) compliance with and receipt of any required approvals under the United States Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, the Canadian Competition Act, and the Canadian Investment Canada Act; (ii) approval of the Acquisition by the stockholders of Rollins; and (iii) the receipt by Rollins of appropriate financing for the Acquisition.

     The Agreement provides that the obligations of Rollins to close the Acquisition are conditioned upon, among other things: (i) the accuracy of the representations and warranties made by Laidlaw at Closing and compliance with covenants made by Laidlaw prior to Closing, subject to certain threshold levels; and (ii) the absence of any material adverse change in the financial condition or operations of the Acquired Subsidiaries prior to Closing.

     The Agreement provides that the obligations of Laidlaw to close the Acquisition is conditioned upon, among other things: (i) the accuracy of the representations and warranties made by Rollins at Closing and compliance with covenants made by Rollins prior to Closing, subject to certain threshold levels; and (ii) the absence of any material adverse change in the financial condition or operations of Rollins prior to Closing.

     The Agreement provides that Rollins will increase its Board of Directors to ten (10) members and that Rollins and Laidlaw will use their best efforts to cause the Board to be composed of: (i) the Chief Executive Officer of Rollins; (ii) three (3) directors designated by Rollins; (iii) three (3) directors designated by Laidlaw; and (iv) three (3) independent directors designated jointly by Rollins and Laidlaw. The Board will consist of three (3) classes of directors, each class with staggered three (3) year terms. Each class will have one (1) designee from Laidlaw, one (1) designee from Rollins, and one (1) independent director.

     For a period of three (3) years from Closing, the Agreement provides that neither Laidlaw nor any of its affiliates will be permitted to purchase any issued and outstanding shares of Rollins Common Stock, unless they shall have received the consent of the majority of the independent directors of Rollins. In addition, post-Closing neither Laidlaw nor any affiliate shall be permitted to

FORM 8-K                                                  Page 4 of 6

engage in any business combination with Rollins unless the shareholders of Rollins receive consideration and are otherwise treated on terms no less favorable than the consideration and terms received by Laidlaw or its affiliates.

     Each party will pay its own expenses incurred relative to the Agreement and no expenses of Laidlaw will be paid by any of the Acquired Subsidiaries. The Agreement may be terminated (i) by the mutual consent of Rollins and Laidlaw, (ii) by either Rollins or Laidlaw if the Acquisition has not been consummated on or before the later of April 30, 1997 or the sixty-first day after the United States Securities and Exchange Commission has approved the Notice of Special Meeting, Proxy Statement and Proxy regarding the Special Meeting of the Stockholders of Rollins to be held to approve the Acquisition pursuant to the Agreement, or (iii) by Rollins or Laidlaw if the Stockholders of Rollins fail to approve the Acquisition.

     If the Agreement is terminated because the stockholders of Rollins fail to approve the Acquisition and this failure to receive approval results from the existence of a third party offer to acquire at least fifty-one percent (51%) of the stock or assets of Rollins, then Rollins will be obligated to pay to Laidlaw a termination fee of $10,000,000. If the Agreement is terminated because of the breach or default of Laidlaw, then Rollins will be entitled to a termination fee of $10,000,000.

Description of the Debentures.

     The Debentures have a twelve (12) year term and accrue interest on the principal amount of Three Hundred and Fifty Million Dollars ($350,000,000) at a rate of five percent (5%) per annum. Rollins may, at its option, pay interest on the Debentures (or principal upon maturity) in Cash or in Common Stock at the current market value at such time. Pursuant to a restriction in the Credit Facility, during the initial two (2) years of the Debentures, interest must be paid in Common Stock only. If the Debentures are issued by a subsidiary of Rollins, Rollins will guarantee payment of the Debentures, subject to the rights of Senior Debt. The Debentures will be convertible, at the option of the holder, beginning on the fifth (5th) anniversary of their issuance and the number of shares the holder will receive upon conversion will be equal to the principal amount of the Debentures surrendered, divided by Three and 75/100 Dollars ($3.75) (the "Conversion Price"). The Debentures will be redeemable, at the option of Rollins, for Cash beginning on the fifth (5th) anniversary of their issuance if the Closing Price of Rollins' Common Stock exceeds One Hundred and Twenty Percent (120%) of the Conversion Price for ten (10) consecutive trading days.

Description of the Common Stock.

     The authorized capital stock of Rollins consists of 120,000,000 shares of Common Stock, $1.00 par value, and 1,000,000 shares of Preferred Stock, $1.00 par value. No shares of Preferred Stock are currently outstanding. Each share of Common Stock is entitled to

FORM 8-K                                                  Page 5 of 6

such dividends as may from to time and declared by the Board of Directors from any funds legally available therefore, subject to any prior rights of holders of Preferred Stock. Holders of Common Stock are entitled to one (1) vote per share and do not have the right to cumulate their votes in the election of directors. Holders of Common Stock are entitled to share ratably in the net assets of the Company in the event of its liquidation, dissolution or winding up, subject to any prior rights of holders of Preferred Stock. There are no preemptive or conversion rights applicable to the Common Stock.

     The Agreement provides that the Certificate of Incorporation of Rollins will be amended prior to the delivery to Laidlaw of the Stock Consideration by increasing the number of shares of Common Stock authorized for issuance from 120,000,000 shares to 350,000,000 shares.

     After payment of the Stock Consideration, the authorized but unissued shares of Common Stock of Rollins will be available for issuance by the Company from time to time, as determined by the Board of Directors, for any proper corporate purpose, which could include raising capital, paying stock dividends, paying interest on the Debentures in Common Stock, providing compensation or benefits to employees or acquiring other companies or businesses.

Description of the Registration Rights Agreement.

     The Registration Agreement (the "Registration Agreement") will be entered into by Rollins and Laidlaw at Closing. The Registration Agreement provides that Laidlaw shall have certain rights (the "Registration Rights") to cause the Debentures, shares of Common Stock received pursuant to the Agreement, or shares of Common Stock received for any payment of interest on or redemption of the Debentures, to be registered under the Securities Act of 1933, as amended (the "Securities Act"). Laidlaw has the right to cause Rollins to file a Registration Statement under the Securities Act registering those securities designated by Laidlaw (a "Demand Registration") on up to three (3) occasions during the first five (5) years following Closing and up to three (3) additional occasions during the next seven (7) successive years, provided that such rights shall terminate one year from the date Eighty Percent (80%) of the Debenture has been converted or redeemed. Pursuant to the Registration Agreement, Laidlaw also has the right to cause registrable securities to be included in any Registration Statement under the Securities Act filed by Rollins, as long as certain restrictions on the inclusion of such registrable securities are met.


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

          (c)  Exhibits.

               The following Exhibit, from which exhibits and schedules have been omitted and will be furnished to the Commission upon its request, are filed with this report on Form 8-K:

FORM 8-K                                                  Page 6 of 6

               2.1  Stock Purchase Agreement among Rollins
                    Environmental Services, Inc., Laidlaw Inc. and Laidlaw Transportation, Inc. dated as of February 6, 1997.



                             SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              ROLLINS ENVIRONMENTAL SERVICES, INC.



Date: February 7, 1997        BY:  /s/ John W. Rollins, Jr.
                              John W. Rollins, Jr.
                              Senior Vice Chairman of the Board